UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

REBEL GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-177786	45-3360079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit No. 304, New East Ocean Centre, No 9 Science Museum Road, T.S.T.,

Kowloon, Hong Kong

(Address of Principal Executive Offices)

   Inception Technology Group, Inc.

(former name or former address, if changed since last report)

Tel: (852) 2723-8638

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information in Item 5.03 with respect to the reverse stock split of Rebel Group, Inc. (f/k/a Inception Technology Group, Inc., the “Company”) is hereby incorporated by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective December 5, 2014, the Company amended its Articles of Incorporation (the “Amendments”) to: (i) change the Company’s name from “Inception Technology Group, Inc.” to “Rebel Group, Inc.” (the “Name Change”), and (ii) implement a 1-for-20 reverse stock split of its issued and outstanding common stock, par value $.0001 per share (the “Reverse Split”).

In addition, as a result of the Name Change, our trading symbol became “ITGUD” for 20 business days after the effectiveness of the Name Change and will be changed to a new symbol “REBL” thereafter. Our new CUSIP number is 75617J105. As a result of the Reverse Split, 46,000,091 shares of common stock issued and outstanding immediately before the Reverse Split decreased automatically, and without any further action from the Company’s stockholders, to 2,300,005 shares of common stock. The authorized number and par value of common stock were unchanged. The Amendments became effective on December 5, 2014, which was approved by the Financial Industry Regulatory Authority. A copy of the Amendments is filed herewith as Exhibit 3.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	Articles of Amendment to the Company’s Articles of Incorporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rebel Group, Inc.

Date: December 9, 2014	By:	/s/ Liew Kwong Yoew
Name: Liew Kwong Yoew
Title: Chief Executive Officer

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